                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO

                        NAVISTAR FINANCIAL CORPORATION

                     9% SENIOR SUBORDINATED NOTES DUE 2002

  This form must be used by a holder of 9% Senior Subordinated Notes due 2002 (the "Notes") of Navistar Financial Corporation (the "Company"), who wishes to tender Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in the section of the Prospectus entitled "The Exchange Offer--Guaranteed Delivery Procedures," and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 26,
              1997, UNLESS EXTENDED (THE "EXPIRATION DATE").

                      TO: THE FUJI BANK AND TRUST COMPANY
                            (THE "EXCHANGE AGENT")

                       By Registered or Certified Mail:
                        The Fuji Bank and Trust Company
                          Corporate Trust Department
                             2 World Trade Center
                           New York, New York 10048
                             Attn: Thomas S. Moser

                             By Overnight Courier:
                        The Fuji Bank and Trust Company
                          Corporate Trust Department
                             2 World Trade Center
                           New York, New York 10048
                             Attn: Thomas S. Moser

                                   By Hand:
                        The Fuji Bank and Trust Company
                          Corporate Trust Department
                             2 World Trade Center
                           New York, New York 10048
                             Attn: Thomas S. Moser

                         By Facsimile: (212) 321-2468
                       Attn: Corporate Trust Department
                     Confirm by telephone: (212) 898-2543

  DELIVERY OF THIS FORM TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

  The undersigned hereby tenders the Notes listed below:


 CERTIFICATE NUMBER(S) (IF KNOWN) OF NOTES
                OR ACCOUNT                 AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
     NUMBER AT THE BOOK-ENTRY FACILITY     AMOUNT REPRESENTED    AMOUNT TENDERED
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                           PLEASE SIGN AND COMPLETE
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 Signatures of Registered Holder(s)
 or Authorized Signatory: __________      Date: ______________________ , 1997
 -----------------------------------      Address: __________________________
 -----------------------------------      -----------------------------------
 Name of Registered Holder(s): _____      Area Code and Telephone No.: ______
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   This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                     Please print name(s) and address(es)

 Name(s): __________________________________________________________________
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 Capacity: _________________________________________________________________
 Address(es): ______________________________________________________________
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that either the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at Book-Entry Transfer Facility as described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures"), together with a properly completed Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents will be received by the Exchange Agent by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date.

 Name of Firm: _____________________      -----------------------------------
 Address: __________________________             Authorized Signature

 -----------------------------------
 Area Code and Telephone No.: ______      Name: _____________________________
                                          Title: ____________________________
                                          Date: ______________________ , 1997

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  DO NOT SEND NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE
   PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

  2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the first page of this Notice of Guaranteed Delivery. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.